morrison foerster llp

February 26, 2022

Via EDGAR Division of Investment Management United States Securities and Exchange Commission 100 F Street, NE Washington, DC 20549

RE: Post-Effective Amendment No. 17 to Registration Statement on Form N-1A for Clough Funds Trust (File Nos. 333-204408 and 811-23059)

Ladies and Gentlemen:

We hereby consent to the reference to our firm as counsel in Post-Effective Amendment No. 17 to the Registration Statement on Form N-1A of Clough Funds Trust (File Nos. 333-204408 and 811-23059).

Very truly yours,

/s/ Morrison & Foerster LLP

Morrison & Foerster LLP